Exhibit 21
LINCOLN ELECTRIC HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT
The Company's subsidiaries and joint ventures are listed in the following table:

Name	Country of Incorporation
A. B. Arriendos S.A.	Chile
Arc Products, Inc.	United States
Burlington Automation Corporation	Canada
Electro-Arco S.A.	Portugal
Harris Calorific GmbH	Germany
Harris Calorific International Sp. z o.o.	Poland
Harris Calorific S.r.l.	Italy
Harris Euro S.L.	Spain
Harris Soldas Especiais S.A.	Brazil
Inversiones LyL S.A.	Chile
J.W. Harris Co., Inc.	United States
Jinzhou Zheng Tai Welding and Metal Co., Ltd.	China
Kaliburn, Inc.	United States
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey
Lincoln Canada Finance ULC	Canada
Lincoln Electric Bester Sp. z o.o.	Poland
Lincoln Electric Company of Canada LP	Canada
Lincoln Electric Company (India) Private Limited	India
Lincoln Electric Cutting Systems, Inc.	United States
Lincoln Electric do Brasil Industria e Comercio Ltda.	Brazil
Lincoln Electric Europe B.V.	The Netherlands
Lincoln Electric Europe, S.L.	Spain
Lincoln Electric France S.A.S.	France
Lincoln Electric Heli (Zhengzhou) Welding Materials Company Ltd.	China
Lincoln Electric Holdings S.ar.l.	Luxembourg
Lincoln Electric Iberia, S.L.	Spain
Lincoln Electric International Holding Company	United States
Lincoln Electric Italia S.r.l.	Italy
Lincoln Electric Japan K.K.	Japan
Lincoln Electric (Jinzhou) Welding Materials Co., Ltd.	China
Lincoln Electric Luxembourg S.ar.l.	Luxembourg
Lincoln Electric Management (Shanghai) Co., Ltd.	China
Lincoln Electric Manufactura, S.A. de C.V.	Mexico
Lincoln Electric Maquinas, S. de R.L. de C.V.	Mexico
Lincoln Electric Mexicana, S.A. de C.V.	Mexico
Lincoln Electric Middle East FZE	United Arab Emirates
Lincoln Electric North America, Inc.	United States

Name	Country of Incorporation
Lincoln Electric S.A.	Argentina
Lincoln Electric (Tangshan) Welding Materials Co., Ltd.	China
Lincoln Electric (U.K.) Ltd.	United Kingdom
Lincoln Global Holdings LLC	United States
Lincoln Global, Inc.	United States
Lincoln Smitweld B.V.	The Netherlands
Lincoln Soldaduras de Colombia Ltda.	Colombia
Lincoln Soldaduras de Venezuela C.A.	Venezuela
Metrode Products Limited	United Kingdom
OAO Mezhgosmetiz – Mtsensk	Russia
OOO Torgovyi Dom Mezhgosmetiz	Russia
OOO Severstal – metiz: Welding Consumables	Russia
PT Lincoln Electric Indonesia	Indonesia
Robolution GmbH	Germany
Smart Force, LLC	United States
Techalloy, Inc.	United States
Tennessee Rand, Inc.	United States
Tenwell Development Pte. Ltd.	Singapore
The Lincoln Electric Company	United States
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore
The Lincoln Electric Company (Australia) Proprietary Limited	Australia
The Lincoln Electric Company (New Zealand) Limited	New Zealand
The Lincoln Electric Company of South Africa (Pty) Ltd.	South Africa
The Nanjing Lincoln Electric Co., Ltd.	China
The Shanghai Lincoln Electric Co., Ltd.	China
Uhrhan & Schwill Schweisstechnik GmbH	Germany
Wayne Trail Technologies, Inc.	United States
Weartech International, Inc.	United States
Weartech International Limited	United Kingdom
Welding, Cutting, Tools & Accessories, LLC	United States